                                                                    Exhibit 21.1
                                                                    ------------

Subsidiaries of the Registrant

------------------------------------------------------------
     Names of the Subsidiaries of the           State of
               Registrant                      Formation
------------------------------------------------------------

           U.S. Silica Company                  Delaware
       Better Materials Corporation           Pennsylvania
            BMC Trucking, Inc.                  Delaware
    Bucks County Crushed Stone Company        Pennsylvania
        Chippewa Farms Corporation            Pennsylvania
         Shore Stone Company, Inc.             New Jersey
    Pennsylvania Glass Sand Corporation         Delaware
         George F. Pettinos, Inc.               Delaware
           Ottawa Silica Company                Delaware
    The Fulton Land and Timber Company        Pennsylvania
              Ellen Jay, Inc.                  New Jersey
       Stone Materials Company, LLC             Delaware
        Commercial Stone Co., Inc.            Pennsylvania
Commercial Aggregates Transportation and        Delaware
                Sales, LLC
------------------------------------------------------------